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                          LEASE AMENDMENT NUMBER THREE
                  BETWEEN TRANSCO TOWER, LIMITED, "LESSOR" AND
                     METRO TRAFFIC CONTROL, INC., "LESSEE"
                               DATED MAY 28, 1992

THE STATE OF TEXAS )

COUNTY OF HARRIS   )

     WHEREAS, Transco Tower, Limited, hereinafter called "Lessor", and Metro Traffic Control, Inc., hereinafter called "Lessee", entered into a Lease Agreement dated April 18, 1988, covering approximately seven hundred seventy-two
(772) square feet of Net Rentable Area located on Level 52 in Transco Tower at 2800 Post Oak Boulevard, Houston, Texas 77056; and

     WHEREAS, Lessor and Lessee entered into that certain Lease Amendment Number One dated October 19, 1988, in order to modify the term of the Lease and to increase the Base Rental to amortize the cost of one (1) fan coil unit installed in the Leased Premises.

     WHEREAS, Lessor and Lessee entered into that certain Lease Amendment Number Two dated January 29, 1992 in order to expand the Leased Premises by 827 net rentable square feet thereby increasing the total area of the Leased Premises to 1,599 square feet of Net Rentable Area.

     WHEREAS, Lessor and Lessee mutually desire to amend said Lease Agreement as set forth below:

     NOW, THEREFORE, Lessor and Lessee do hereby amend said Lease Agreement as follows:

1. The terms used herein shall have the same meanings as defined in the Lease, unless otherwise defined herein, and all terms defined herein are hereby incorporated into the Lease for all pertinent purposes, unless otherwise stated.

2. Lessor shall provide an above building standard allowance of up to $3,861.00.

3. The Base Rental stated in Article II, Paragraph 3 of the Lease Agreement as amended in Amendment Number Two is hereby increased from $17,618.00 per year to $18,461.00 per year commencing on July 15, 1992 thru October 31, 1993 and from $25,613.00 per year to $26,456.00 per year commencing on November 1, 1993 thru August 14, 1998. The increased base rental is to amortize said allowance described in paragraph 2 herein at an annual compounded interest rate of ten percent (10%) per annum.

4. Lessee acknowledges that a separate electrical meter shall be installed in the Leased Premises for the purpose of monitoring Lessee's electrical useage. The cost of such electrical meter is included in the allowance described in paragraph 2 herein. Lessee hereby agrees to pay for the electricity which exceeds one watt per square foot as specified in Article III, Paragraph 3(c) of the Lease Agreement upon receipt of Lessor's invoice.
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     EXCEPT as hereby expressly amended, Lessor and Lessee do hereby ratify and affirm all terms, conditions and covenants of said Lease Agreement.

WITNESS the execution here this ____ day of ___________,19__.

TRANSCO TOWER, LIMITED                       METRO TRAFFIC CONTROL, INC.

By: Post Oak/Alabama,
    General Partner

By: Post Oak Associates II,
    Ltd., General Partner

By: GDHI Limited Partnership,
    General Partner

By: Hines Consolidated
    Investments, Inc.,
    General Partner

By: /s/ Louis S. Sklar                       By: /s/ Greg F. Walsh, III
    -------------------------                    -------------------------
    Louis S. Sklar,
    Vice President

            LESSOR                                        LESSEE

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